Exhibit 99.1

indie Semiconductor Reports Second Quarter 2024 Results

•Q2 2024 Revenue of $52.4 million within Outlook range with Non-GAAP Gross Margin of 50.3%
•Guides Q3 2024 Revenue up 2.5% sequentially at the midpoint
•Radar and Vision programs at Key Customers remain firmly on track for 2025 Revenue ramp
•Continued design win success across the portfolio at Global Automotive OEM’s

ALISO VIEJO, Calif. – August 8, 2024 – indie Semiconductor, Inc. (Nasdaq: INDI), an Automotive solutions provider, today announced second quarter results for the period ended June 30, 2024. Second quarter 2024 revenue was flat to the prior year period at $52.4 million with Non-GAAP gross margin of 50.3 percent. On a GAAP basis, second quarter 2024 operating loss was $36.6 million compared to $40.7 million a year ago. Non-GAAP operating loss for the second quarter of 2024 was $17.2 million, versus $16.3 million during the same period last year. Second quarter 2024 GAAP loss per share was $0.11, while Non-GAAP loss per share was $0.09.

“indie continues to demonstrate resilience in the face of challenging automotive market conditions," said Donald McClymont, indie's co-founder and chief executive officer. “We believe we’ve successfully navigated the cyclical trough that has persisted through 2024 for the automotive market and anticipate a return to revenue growth in the second half of 2024, driven by new product ramps in vehicle camera systems, power delivery, and advanced lighting solutions as well as key global flagship car launches, featuring increased indie content. Looking further ahead, we remain committed to resuming our trajectory of outsized growth in 2025 and beyond, propelled by the start of production ramps of our large-scale radar and computer vision programs. Longer term, we look forward to introducing new generations of sensor fusion SoC’s leveraging our capabilities in radar and computer vision which will position us uniquely in the industry,” added McClymont.

Business Highlights

•Secured Automatic-Emergency-Breaking (AEB) program wins across three global OEMs
•Captured lighting design wins at two of North America’s largest OEMs as well as a key South Korean OEM
•Achieved functional verification of the radar SoC with our lead radar customer for 2025 ramp
•Validated next generation radar solution for high resolution in-cabin vital signs monitoring and vehicle dynamics sensing
•Ramped production of Occupant-Monitoring-System solutions (OMS) for Hyundai-Kia and multiple Chinese OEMs
•Early validation from OEMs of indie’s next generation sensor fusion SoC architecture and specifications
•Reached milestone of 400 million device shipments across our global customer base

Q3 2024 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the header captioned “Discussion Regarding the Use of Non-GAAP Financial Measures” in this release for a further discussion of our use of non-GAAP measures.

“For the third quarter of 2024, we expect indie’s revenue to increase within the range of zero to 5 percent, or 2.5 percent at the midpoint, outpacing the projected Automotive industry performance,” said Raja Bal, indie’s acting chief financial officer and chief accounting officer. “At the same time, we expect to achieve gross margins of approximately 50 percent. Based on the production ramp plans for our Radar and Vision programs, we anticipate a return to our industry-leading growth trajectory in 2025 and beyond.”
indie’s Q2 2024 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its second quarter 2024 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call 1-(800) 717-1738 (domestic) or (646) 307-1865 (international), Conference ID: 00518.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on August 8, 2024 until 11:59 p.m. Eastern time on August 22, 2024 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 1100518.

About indie

indie is empowering the Automotive revolution with next generation automotive semiconductors and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide. Headquartered in Aliso Viejo, CA, indie has design centers and regional support offices across the United States, Canada, Argentina, Scotland, Germany, Hungary, Morocco, Israel, Japan, South Korea, Switzerland and China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, the preliminary financial results for our second quarter 2024 included in this press release; statements regarding our future business and financial performance and prospects, including expectations regarding our financial outlook, our belief regarding general market conditions and recovery, product ramps of our vehicle camera systems, power distribution and advanced lighting solutions as well as key global flagship vehicle launches featuring increased content, our return to revenue growth in the second half of 2024, our outsized revenue growth in 2025 propelled by the launch of larger scale radar and vision programs, and future product introductions including sensor fusion system on chips. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. The preliminary unaudited financial results for our second quarter 2024 included in this press release represent the most current information available to management. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impacts of the ongoing conflicts in Ukraine and the Middle East; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue:
Product revenue	$49,009	$45,455	$97,587	$79,108
Contract revenue	3,346	6,653	7,121	13,452
Total revenue	52,355	52,108	104,708	92,560
Operating expenses:
Cost of goods sold	30,241	32,127	60,330	56,183
Research and development	41,301	42,069	90,890	78,632
Selling, general, and administrative	17,447	18,637	39,769	35,451
Total operating expenses	88,989	92,833	190,989	170,266
Loss from operations	(36,634)	(40,725)	(86,281)	(77,706)
Other income (expense), net:
Interest income	1,076	1,870	2,385	4,289
Interest expense	(2,134)	(2,144)	(4,240)	(4,292)
Gain (loss) from change in fair value of warrants	—	25,046	—	(22,286)
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	17,331	2,303	32,690	673
Other income (expense)	(553)	429	(800)	429
Total other income (loss), net	15,720	27,504	30,035	(21,187)
Net loss before income taxes	(20,914)	(13,221)	(56,246)	(98,893)
Income tax benefit (provision)	(86)	(342)	1,023	3,364
Net loss	(21,000)	(13,563)	(55,223)	(95,529)
Less: Net loss attributable to noncontrolling interest	(1,840)	(436)	(4,884)	(9,656)
Net loss attributable to indie Semiconductor, Inc.	$(19,160)	$(13,127)	(50,339)	(85,873)

Net loss attributable to common shares — basic	$(19,160)	$(13,127)	$(50,339)	$(85,873)
Net loss attributable to common shares — diluted	$(19,160)	$(13,127)	$(50,339)	$(85,873)

Net loss per share attributable to common shares — basic	$(0.11)	$(0.09)	$(0.30)	$(0.63)
Net loss per share attributable to common shares — diluted	$(0.11)	$(0.09)	$(0.30)	$(0.63)

Weighted average common shares outstanding — basic	170,164,241	141,973,731	167,384,295	136,760,936
Weighted average common shares outstanding — diluted	170,164,241	141,973,731	167,384,295	136,760,936

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$112,347	$151,678
Restricted cash	10,300	—
Accounts receivable, net	58,074	63,602
Inventory, net	42,464	33,141
Prepaid expenses and other current assets	24,371	23,399
Total current assets	247,556	271,820
Property and equipment, net	33,511	26,966
Intangible assets, net	205,402	208,134
Goodwill	289,276	295,096
Operating lease right-of-use assets	14,481	13,790
Other assets and deposits	7,100	3,070
Total assets	$797,326	$818,876

Liabilities and stockholders' equity
Accounts payable	$26,525	$18,405
Accrued payroll liabilities	9,200	6,621
Contingent considerations	13,149	83,903
Accrued expenses and other current liabilities	27,595	21,411
Intangible asset contract liability	4,089	4,429
Current debt obligations	12,586	4,106
Total current liabilities	93,144	138,875
Long-term debt, net of current portion	157,263	156,735
Intangible asset contract liability, net of current portion	11,246	—
Deferred tax liabilities, non-current	12,996	13,696
Operating lease liability, non-current	11,393	10,850
Other long-term liabilities	8,651	21,695
Total liabilities	$294,693	$341,851
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	18	16
Class V common stock	2	2
Additional paid-in capital	896,220	813,742
Accumulated deficit	(411,780)	(361,441)
Accumulated other comprehensive loss	(13,750)	(6,170)
indie's stockholders' equity	470,710	446,149
Noncontrolling interest	31,923	30,876
Total stockholders' equity	502,633	477,025
Total liabilities and stockholders' equity	$797,326	$818,876

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Computation of non-GAAP gross margin:
GAAP revenue	$52,355	$52,108	$104,708	$92,560
GAAP cost of goods sold	30,241	32,127	60,330	56,183
Acquisition-related expenses	(109)	(2,898)	(219)	(5,546)
Amortization of intangible assets	(3,727)	(4,267)	(7,462)	(6,286)
Inventory cost realignments	—	—	(145)	—
Share-based compensation	(388)	(68)	(488)	(136)
Non-GAAP gross profit	$26,338	$27,214	$52,692	$48,345
Non-GAAP gross margin	50.3%	52.2%	50.3%	52.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Computation of non-GAAP operating loss:
GAAP loss from operations	$(36,634)	$(40,725)	$(86,281)	$(77,706)
Acquisition-related expenses	558	7,431	1,753	12,564
Amortization of intangible assets	5,970	3,676	11,741	7,099
Inventory cost realignments	—	—	145	—
Share-based compensation	12,900	13,292	38,284	24,918
Non-GAAP operating loss	$(17,206)	$(16,326)	$(34,358)	$(33,125)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Computation of non-GAAP net loss:
Net loss	$(21,000)	$(13,563)	$(55,223)	$(95,529)
Acquisition-related expenses	558	7,431	1,753	12,564
Amortization of intangible assets	5,970	3,676	11,741	7,099
Inventory cost realignments	—	—	145	—
Share-based compensation	12,900	13,292	38,284	24,918
(Gain) loss from change in fair value of warrants	—	(25,046)	—	22,286
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	(17,331)	(2,303)	(32,690)	(673)
Other income (expense)	553	(429)	800	(429)
Non-cash interest expense	265	240	515	499
Income tax benefit (provision)	86	342	(1,023)	(3,364)
Non-GAAP net loss	$(17,999)	$(16,360)	$(35,698)	$(32,629)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Computation of Non-GAAP EBITDA:
Net loss	$(21,000)	$(13,563)	$(55,223)	$(95,529)
Interest income	(1,076)	(1,870)	(2,385)	(4,289)
Interest expense	2,134	2,144	4,240	4,292
(Gain) loss from change in fair value of warrants	—	(25,046)	—	22,286
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	(17,331)	(2,303)	(32,690)	(673)
Other expenses	553	(429)	800	(429)
Income tax benefit (provision)	86	342	(1,023)	(3,364)
Depreciation and amortization	7,393	8,055	14,700	11,478
Stock-based compensation	12,900	13,292	38,284	24,918
Inventory cost realignments	—	—	145	—
Acquisition-related expenses	558	7,431	1,753	12,564
Non-GAAP EBITDA	$(15,783)	$(11,947)	$(31,399)	$(28,746)

Three Months Ended June 30, 2024
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	170,164,241
Weighted Average Class V common stock - Basic	18,509,442
Escrow Shares	1,725,000
TeraXion Unexercised Options	692,347
Non-GAAP share count	191,091,030

Non-GAAP net loss	$(17,999)
Non-GAAP net loss per share	$(0.09)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP EBITDA, (v) non-GAAP share count, (vi) non-GAAP net loss and (vii) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments and (iv) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of fixed assets, (iv)inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock held by minority shareholders, which are exchangeable into Class A common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Depreciation expenses - related to the depreciation expenses for all property and equipment on hand.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Beginning in Q4 2023, management added non-GAAP EBITDA, which removes non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We will calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, such as our forward-looking outlook for non-GAAP EBITDA, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.